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EXHIBIT 32

                          CERTIFICATE OF NURESCELL INC.
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                            PURSUANT TO SECTION 1350
               OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Lawrence Shatsoff, President and Chief Financial Officer of Nurescell Inc. (the "Company"), do hereby certify, pursuant to 18 U.S.C. 1350 that, to my knowledge:

(1) the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





DATED: NOVEMBER 10, 2003                      /S/    LAWRENCE SHATSOFF
                                           -------------------------------------
                                           PRESIDENT AND CHIEF FINANCIAL OFFICER



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